UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2017

CHENIERE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33366	20-5913059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Milam Street, Suite 1900, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On September 12, 2017, Cheniere Energy Partners, L.P. (the “Partnership”) and each of Cheniere Energy Investments, LLC, Sabine Pass LNG-GP, LLC, Sabine Pass LNG-LP, LLC, Sabine Pass LNG, L.P., Sabine Pass Tug Services, LLC, Cheniere Creole Trail Pipeline, L.P. and Cheniere Pipeline GP Interests, LLC (the “Guarantors”), entered into a Purchase Agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the initial purchasers named therein (the “Initial Purchasers”), to issue and sell to the Initial Purchasers $1.5 billion aggregate principal amount of its 5.250% Senior Notes due 2025 (the “Notes”).

The Purchase Agreement contains customary representations, warranties and agreements by the Partnership and customary conditions to closing and indemnification obligations of the Partnership and the Initial Purchasers. The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

On September 18, 2017 (the “Issue Date”), the Partnership closed the sale of the Notes pursuant to the Purchase Agreement. The sale of the Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes were sold on a private placement basis in reliance on Section 4(a)(2) of the Securities Act and Rule 144A and Regulation S thereunder.

Certain Initial Purchasers and their affiliates have provided from time to time, and may provide in the future, certain investment and commercial banking and financial advisory services to the Partnership in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

Indenture

The Notes were issued on the Issue Date pursuant to the indenture, dated as of September 18, 2017 (the “Base Indenture”), by and among the Partnership, the Guarantors and The Bank of New York Mellon, as Trustee under the Indenture (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of the Issue Date, between the Partnership, the Guarantors and the Trustee, relating to the Notes (the “First Supplemental Indenture”). The Base Indenture as supplemented by the First Supplemental Indenture is referred to herein as the “Notes Indenture.”

Under the terms of the First Supplemental Indenture, the Notes will mature on October 1, 2025 and will accrue interest at a rate equal to 5.250% per annum on the principal amount from the Issue Date, with such interest payable semi-annually, in cash in arrears, on April 1 and October 1 of each year, beginning on April 1, 2018.

The Notes are the Partnership’s senior obligations, ranking equally in right of payment with the Partnership’s other existing and future unsubordinated debt and senior to any of its future subordinated debt. The Notes are unconditionally guaranteed by each of the Partnership’s subsidiaries in existence on the Issue Date (including, for the avoidance of doubt, Sabine Pass LNG, L.P. and Cheniere Creole Trail Pipeline, L.P.), with the exception of Sabine Pass Liquefaction, LLC and, subject to certain conditions governing the release of its guarantee, Sabine Pass LNG-LP, LLC.

The Partnership’s credit agreement obligations are secured on a first-priority basis with liens on the collateral (as described below). The Notes will be secured to the same extent as such obligations are so secured so long as (x) the aggregate principal amount of all indebtedness then outstanding under the Partnership’s term loans secured by such liens exceeds $1.0 billion or (y) the aggregate amount of secured indebtedness of the Partnership and the Guarantors (other than the Notes or any other series of notes issued under the indenture) outstanding at any one time, together with all Attributable Indebtedness (as defined in the Notes Indenture) from sale-leaseback transactions (subject to certain exceptions), exceeds the greater of (i) $1.5 billion and (ii) 10% of net tangible assets (such period, the “Security Requirement Period”). Upon the release of the liens securing the Notes, the limitation on liens covenant under the Notes Indenture will continue to govern the incurrence of liens by the Partnership and the Guarantors.

During the Security Requirement Period, the liens securing the Notes will be shared equally and ratably (subject to permitted liens) with the holders of other first lien obligations, which include the credit agreement obligations and any future additional first lien obligations. As of the Issue Date, the Partnership’s only first lien obligations are the credit agreement obligations and the obligations under the Notes. The first lien obligations are secured by a first priority lien (subject to permitted encumbrances) on substantially all of (i) the existing and future tangible and intangible assets and rights of the Partnership and the Guarantors and equity interests in the Guarantors (except, in each case, for certain excluded properties set forth therein) and (ii) the real property of Sabine Pass LNG, L.P. (except for excluded properties referenced therein).

The Partnership may, at its option, redeem some or all of the Notes at any time on or after October 1, 2020, at the redemption prices set forth in the First Supplemental Indenture. Prior to such time, the Partnership may redeem some or all of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes redeemed, plus the “applicable premium” set forth in the First Supplemental Indenture and accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, before October 1, 2020, the Partnership may redeem up to 35% of the aggregate principal amount of the Notes with an amount of cash not greater than the net cash proceeds from certain equity offerings at a redemption price equal to 105.250% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

The Notes Indenture also contains customary terms and events of default and certain covenants that, among other things, limit the ability of the Partnership and the Guarantors to incur liens and sell assets, the ability of the Partnership and its subsidiaries to enter into transactions with affiliates, the ability of the Partnership and the Guarantors to enter into sale-leaseback transactions and the ability of the Partnership and the Guarantors to consolidate, merge or sell, lease or otherwise dispose of all or substantially all of the applicable entity’s properties or assets. The Notes Indenture covenants are subject to a number of important limitations and exceptions.

The foregoing descriptions of the Base Indenture and First Supplemental Indenture are qualified in their entirety by reference to the full text of the Base Indenture and First Supplemental Indenture, which are filed as Exhibit 4.1 and 4.2 hereto, respectively, and are incorporated by reference herein.

Registration Rights Agreement

In connection with the closing of the sale of the Notes, the Partnership, the Guarantors and Credit Suisse Securities (USA) LLC, as representative of the respective Initial Purchasers, entered into a Registration Rights Agreement dated the Issue Date (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, the Partnership and the Guarantors have agreed to use commercially reasonable efforts to file with the U.S. Securities and Exchange Commission and cause to become effective a registration statement with respect to an offer to exchange any and all of the Notes, for a like aggregate principal amount of debt securities of the Partnership issued under the Notes Indenture and identical in all material respects to the respective Notes sought to be exchanged (other than with respect to restrictions on transfer or to any increase in annual interest rate), and that are registered under the Securities Act. The Partnership and the Guarantors have agreed to use commercially reasonable efforts to cause such registration statement to become effective within 360 days after the Issue Date. Under specified circumstances, the Partnership and the Guarantors have also agreed to use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Notes. The Partnership will be obligated to pay additional interest if it fails to comply with its obligations to register the Notes within the specified time periods.

This description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description

1.1	Purchase Agreement, dated as of September 12, 2017, between Cheniere Energy Partners, L.P., the guarantors party thereto and Credit Suisse Securities (USA) LLC.

4.1	Indenture, dated as of September 18, 2017, between Cheniere Energy Partners, L.P., the guarantors party thereto and The Bank of New York Mellon, as Trustee under the Indenture.

4.2	First Supplemental Indenture, dated as of September 18, 2017, between Cheniere Energy Partners, L.P., the guarantors party thereto and The Bank of New York Mellon, as Trustee under the Indenture.

10.1	Registration Rights Agreement, dated as of September 18, 2017, between Cheniere Energy Partners, L.P., the guarantors party thereto and Credit Suisse Securities (USA) LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.

By: CHENIERE ENERGY PARTNERS GP, LLC, its general partner

Dated: September 18, 2017	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Executive Vice President and Chief Financial Officer

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